Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-4, Amendment No. 1, of Arogo Capital Acquisition Corporation, of our report dated March 30, 2022 on our audit of the financial statements of Arogo Capital Acquisition Corporation as of December 31, 2021, and the related statements of operations, changes in shareholders’ deficit and cash flows from June 9, 2021 (inception) through June 30, 2021, and from June 9, 2021 (inception) through December 31, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

February 10, 2023